AMENDMENT TO:


PRODUCT AGREEMENT # 1: DEVELOPMENT, PUBLISHING, SALES AND DISTRIBUTION AGREEMENT


This amendment agreement made the 19 th day of March 2001


Between Party A:

CRAZY ENGLISH of Earnest English Building, East Lane 2, Jingtaizhi Street, Guangzhou, China 510405 ("Crazy English")

-and- Party B:

LINGO MEDIA INTERNATIONAL INC.of `Sunstead', 9 Farringdon Close
Paradise Heights, St. James, Barbados ("Lingo Media)


This amendment will be an addendum to the PRODUCT AGREEMENT # 1 for ENGLISH IN BUSINESS COMMUNICATIONS, pursuant to the MASTER AGREEMENT TO DEVELOP, PUBLISH AND SELL PRODUCT and replaces Article 13 Remuneration of the Parties on page 2 as follows:

Article 14        Remuneration of the Parties

The revenues received by the parties from the sales of Finished Product in their respective territories shall be divided between the parties as follows:

For the Crazy English Territory:

Lingo Media shall receive (i) ten percent (10%) of the List Price for quantities up to and including 20,000 copies per title; (ii) eleven percent (11%) for quantities greater than 20,001 copies up to and including 30,000 copies per title; and (iii) twelve percent (12%) for quantities greater than 30,0001 copies per title based on the Gross Sales and Crazy English shall retain the balance.

Additionally, Crazy English agrees to pay a one-time non-repayable earned royalty fee as an advance on account payable to Lingo Media in the amount of US $ 43,000.00 within nine (9) months from the date of this Amendment based on Lingo Media's delivery of manuscripts for the balance of the three (3) titles including: English in Presentations, English in Insurance and English in Marketing. This payment is part of the consideration for granting the co-publishing and sales rights to Crazy English for the People's Republic of China on an exclusive basis for the English In Business Communications series and the milestone for this payment is the delivery of the final three (3) manuscripts.

Each Party will be responsible for the remuneration of their authors.

Notwithstanding anything contained in the individual Product Agreement:

For the Lingo Media Territory:

Crazy English shall receive four percent (4%) on net receipts resulting from international sales in the Lingo Media Territory. Furthermore, Lingo Media shall have the sole and exclusive right to produce, publish and sell the Products described in above indicated Product Agreement in volume and audio form in all languages and territories throughout the World, excluding the Crazy English Territory (means, the People's Republic of China excluding Hong Kong, and Macao).

Additionally, in the above-indicated Product Agreement, Subsidiary Rights will be understood to exclude the above-mentioned volume and audio form.


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IN WITNESS WHEREOF, each of the Parties have duly executed this Agreement in duplicate by their duly authorized representatives on the dates set forth below.

SIGNED, SEALED AND DELIVERED in the presence of:

                                 CRAZY ENGLISH


___________________________      ) Per:     _________________________
Witness                          )
                                 ) Name:    _________________________
                                 )

                                 LINGO MEDIA INTERNATIONAL INC.



___________________________      ) Per:     _________________________
Witness                          )
                                 ) Name:    _________________________
                                 )


___________________________      ) Per:     _________________________
Witness                          )
                                 ) Name:    _________________________
                                 )